For Further Information: Michael W. McCarthy Director — Investor Relations Office: (978) 262-2459 michael.mccarthy@brooks.com
Press Release

For Immediate Release
June 24, 2008
Brooks Automation, Inc. Reaches Settlement in Securities Class Action
Chelmsford, Massachusetts, June 24, 2008 — Brooks Automation, Inc. (NASDAQ: BRKS) today announced that it has reached a settlement in principle regarding the consolidated securities class action filed in June 2006 pertaining to the Company’s historical stock option granting practices and related accounting.
The terms of the settlement, which include no admission of liability or wrong doing by Brooks, provide for a full and complete release of all claims in the litigation and a payment of $7.75 million to be paid into a settlement fund, pending final documentation and approval by the Court of a plan of distribution. There will be no earnings or cash effect of this settlement as the $7.75 million will be paid by the Company’s liability insurers.
Once approved, the settlement will provide a full release of Brooks and the other named defendants in connection with the allegations raised in the class action, and it will resolve all class action litigation pending against the Company and against present and former officers and directors of the Company.
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About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company’s advanced offerings in hardware and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost of ownership. Brooks’ products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information see www.brooks.com.
“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934.
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding the settlement of certain litigation to which Brooks and other individuals, including present and former directors, officers and employees, are parties, payments to be made in connection with that settlement, the completion of final documentation and arrangements concerning the conclusion of that settlement and the impact of the proposed settlement on the Company’s financial results. Factors that could cause results to differ from our expectations include the non-occurrence of some or all of the conditions required for final settlement of the litigation, a decision by the court not to approve some or all elements of the proposed settlement, the possibility that the terms of the proposed settlement may be modified by the parties prior to final settlement of the litigation such that the settlement has a more significant impact on the Company’s financial condition, objection to the proposed settlement by members of the plaintiff class and other factors and risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that the nature and impact of the litigation settlement described above will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
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